Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-73376, 333-04295, 333-41768, and 333-88914 on Form S-8 and Registration Statement Nos. 333-90395, 333-62830, 333-108947, and 333-156109 on Form S-3 of our report dated March 2, 2009 (July 27, 2009 with respect to the retrospective adjustments as described in Notes 2 and 8 and the June 2009 subsequent event as described in Note 19) relating to the consolidated financial statements and consolidated financial statement schedules of CBL & Associates Properties, Inc., (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the retrospective adoption of FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51) and the effectiveness of the CBL & Associates Properties, Inc.’s internal control over financial reporting appearing in this Current Report on Form 8-K of CBL & Associates Properties, Inc. dated July 27, 2009.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

July 27, 2009